EXHIBIT 4.10


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    NUMBER                 WILLAMETTE INDUSTRIES, INC.              SHARES

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               INCORPORATED UNDER THE LAWS OF THE STATE OF OREGON

COMMON STOCK                                                   CUSIP 969133 10 7
                                             SEE REVERSE FOR CERTAIN DEFINITIONS

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THIS CERTIFIES THAT






is the owner of                                                           shares
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    OF THE PAR VALUE OF FIFTY CENTS ($.50) EACH FULLY PAID AND NONASSESSABLE,
                             OF THE COMMON STOCK OF

Willamette Industries, Inc. transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

      Witness the signatures of the duly authorized officers and the seal of the Corporation.

Dated:

                                           /s/ STEVEN R. ROGEL
COUNTERSIGNED AND REGISTERED:              PRESIDENT AND CHIEF EXECUTIVE OFFICER
 CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
            TRANSFER AGENT AND REGISTRAR

BY                                        /s/ J. A. PARSONS
                                          EXECUTIVE VICE PRESIDENT AND SECRETARY
                  AUTHORIZED SIGNATURE


Exhibit 4.10 - Page 1 of 2

                           WILLAMETTE INDUSTRIES, INC.

      The Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued, and, if the Corporation is authorized to issue any preferred or special class in series, the variations in relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM  -  as tenants in common             UNIF GIFT MIN ACT -- .............Custodian.........
      TEN ENT  -  as tenants by the entireties                                  (Cust)          (Minor)
      JT TEN   -  as joint tenants with right of                          under Uniform Gifts to Minors
                  survivorship and not as tenants                         Act .........................
                  in common                                                            (State)

          Additional abbreviations may also be used though not in the above list.

      For Value received __________________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE
----------------------------------------

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  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


                                                                          Shares

of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ------------------------ Attorney, to transfer the said stock on the books of the within-named Corporation will full power of substitution in the premises.

Dated -------------------------



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                          THE SIGNATURE TO THIS  ASSIGNMENT MUST CORRESPOND WITH
                 NOTICE: THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed


By    ------------------------------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Willamette Industries, Inc. (the "Company"), and ChaseMellon Shareholder Services, L.L.C., successor to First Interstate Bank of Oregon, N.A., as Rights Agent, dated as of February 26, 1990, and as amended December 3, 1996 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights beneficially owned by an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.

Exhibit 4.10 - Page 2 of 2